2025

Remuneration report

Corporate executive committee, board of directors and corporate assembly

Contents | Preamble | Key developments in remuneration - 2025 | Remuneration and share ownership of the board of directors and corporate assembly | Remuneration and share ownership of the CEC | Remuneration and company performance for 2021-2025 | Statement by the board of directors on the remuneration report | Independent auditor's assurance report

Contents

Preamble

1.1 Introduction 3
1.2 Letter from the chair of the board of directors 3
Equinor in 2025 3
Execution of the remuneration policy 3
Equinor executive performance and remuneration in 2025 4
Changes in the CEC in 2025 4

Key developments in remuneration – 2025

2.1 The board of directors' assessment of the chief executive officer's performance 6
2.2 Notes on roles and remuneration of CEC members in 2025 7
2.3 Execution of policy on executive remuneration in 2025 7
General notes on remuneration elements 7
2.4 Derogations and deviations from remuneration policy 10
2.5 Right to reclaim ('malus and clawback') 10
2.6 Shareholder feedback on the remuneration report for 2024 10
2.7 Activities of the compensation and executive development committee in 2025 10

Remuneration and share ownership of the board of directors and corporate assembly

3.1 Remuneration of the board of directors 11
3.2 Total number and value of shares held by the members of the board of directors 11
3.3 Remuneration of the corporate assembly 12
3.4 Shares held by the members of the corporate assembly 12

Remuneration and share ownership of the CEC

4.1 Remuneration of the CEC 13
4.2 Shares awarded or due to the CEC in the reported financial year 18
4.3 Total number and value of shares held by the CEC 24
4.4 Performance and AVP awarded to the CEC members in the reported financial year 25
4.5 Key performance indicators and behaviour goals forming the basis for AVP for the CEC in 2026 34

Remuneration and company performance for 2021-2025

5.1 Comparative tables over the remuneration and company performance compared to the last five reported financial years 35

Statement by the board of directors on the remuneration report

6 Statement by the board of directors on the remuneration report 39

Independent auditor's assurance report

7 Independent auditor's assurance report 40

2 Equinor 2025 Remuneration report

Contents | Preamble | Key developments in remuneration - 2025 | Remuneration and share ownership of the board of directors and corporate assembly | Remuneration and share ownership of the CEC | Remuneration and company performance for 2021-2025 | Statement by the board of directors on the remuneration report | Independent auditor's assurance report

1 Preamble

1.1 Introduction

The remuneration report contains information on the remuneration for:
- Equinor's corporate executive committee (CEC) consisting of the chief executive officer (CEO) and the executive vice presidents (EVPs)
- Equinor's corporate assembly
- Equinor's board of directors (BoD)

The remuneration report is proposed by the BoD, where an advisory vote shall be held by the 2026 annual general meeting (AGM), pursuant to the Norwegian Public Limited Liability Companies Act, section 6-16b and regulation 2020-12-11-2730 and the Norwegian Accounting Act section 7-31b.

The remuneration report should be read in conjunction with the 2024 remuneration policy, which can be found on equinor.com.

1.2 Letter from the chair of the board of directors

On behalf of the BoD, I present to you Equinor's remuneration report for 2025. Our objective is to provide a comprehensive and transparent overview of the remuneration of the BoD, the corporate assembly and the CEC in 2025.

Equinor in 2025
In 2025, Equinor delivered strong operational performance while maintaining solid financial results. The company took strategic steps to ensure long-term value creation, including the divestment of the Peregrino field, the establishment of the Adura joint venture in the UK, and the consolidation of power activities into a new business area. The Johan Castberg and Bacalhau fields both came on stream in 2025.

Volatile political and regulatory conditions have required active management in parts of the business.

The company's overall safety performance has been strong. However, the results were overshadowed by two fatal accidents, one during a lifting operation at Equinor's Mongstad refinery and one on a sub-contracted vessel supporting the Empire wind project.

Comprehensive information on Equinor's performance results is presented in Equinor's annual report and forms part of the BoD's assessment of the CEO's performance and the CEO's assessment of the EVPs' performance.

Execution of the remuneration policy
Remuneration of the members of the CEC has been administered in accordance with the principles and approach set out in Equinor's remuneration policy for senior executives, approved by the AGM in May 2023 and effective from 1 January 2024.

The policy reflects shareholder expectations, including those of the Norwegian state as set out in the revised State's Guidelines for the Remuneration of Senior Executives in Companies with Direct State Ownership (state guidelines) of 12 December 2022.

The remuneration policy states that reward in Equinor should be competitive but not market leading, and aligned with the markets that the company recruits from, maintaining an overall sustainable cost level.

Reward should support the fulfillment of the company's strategy and be acknowledged as moderate, fair, transparent, consistent, and non-discriminatory.

The policy reflects the expectations set out in the state's guidelines, including a maximum annual bonus of 25% of base salary and a combined maximum of 55% for annual bonus and share-based programmes.

Base salary levels are to reflect median levels for positions of similar weight in the market.



3 Equinor 2025 Remuneration report

Contents | Preamble | Key developments in remuneration - 2025 | Remuneration and share ownership of the board of directors and corporate assembly | Remuneration and share ownership of the CEC | Remuneration and company performance for 2021-2025 | Statement by the board of directors on the remuneration report | Independent auditor's assurance report


CEO vs. ASA employees in Norway
(Total remuneration ratio)
20
18
16
14
12
10
8
6
4
2
0
18.13
14.90
2012-2013
(18.13)
2024-2025
(14.90)

Equinor executive performance and remuneration in 2025
The base salary adjustments for the members of the CEC in 2025 were at, below and above the general salary increase frame for Equinor ASA employees as measured in percentage, and above the average as measured in NOK. This has been considered necessary to maintain a competitive positioning towards the Norwegian market.

Equinor's overall strong financial and operational results in 2025 as described in section 2, were confirmed through the CEC members' individual performance results and reflected in their annual variable pay awards.

Positioning of the CEO and the other members of the CEC towards market median was the main objective when deciding their annual base salary adjustments for 2025. The aim for the adjustments has been to maintain, or over time progress towards, market-medians in Norway. Individual performance has been used to tune the final adjustments. The annual salary review for all employees in Equinor ASA has also been considered.

Equinor has historically applied a consistent and moderate approach to salary placement and growth for senior executives. This has resulted in CEO remuneration levels relative to all employees' remuneration levels in Norway being substantially reduced. Equinor has CEO-to-employee ratio data leading back to 2012. Using 2012 and 2013 as reference years and comparing these to the ratio for 2024 and 2025 illustrates how the principle of moderation has been applied for remuneration on executive level in Equinor over time. The average CEO-to-employee remuneration ratio for 2012-2013 was 18.13 compared to 14.90 for 2024-2025, ref. figure on the left.

Changes in the CEC in 2025
Jens Olaf Økland served on the CEC as Acting EVP Renewables (REN) until 31 August. He was succeeded by Helge Haugane who took on the role of Acting EVP REN on 1 September and EVP Power (PWR) on 4 November. Jannicke Nilsson resigned from the CEC as EVP Safety, Security and Sustainability (SSU) on 31 December. She is succeeded by Camilla Salthe.



Jon Erik Reinhardsen
Chair of the board of directors

4 Equinor 2025 Remuneration report

Contents Preamble Key developments in remuneration - 2025 Remuneration and share ownership of the board of directors and corporate assembly Remuneration and share ownership of the CEC Remuneration and company performance for 2021-2025 Statement by the board of directors on the remuneration report Independent auditor’s assurance report 5 Equinor 2025 Remuneration report Corporate executive committee The president and CEO has the overall responsibility for day-to- day operations in Equinor. The CEO also appoints the CEC, which considers proposals for strategy, goals, financial statements, as well as important investments prior to submission to the BoD. Anders Opedal President and Chief Executive Officer Read Anders's CV Torgrim Reitan Executive Vice President and Chief Financial Officer Read Torgrim's CV Camilla Salthe1 Executive Vice President Safety, Security & Sustainability Read Camilla's CV Kjetil Hove Executive Vice President Exploration & Production Norway Read Kjetil's CV Philippe François Mathieu Executive Vice President Exploration & Production International Read Philippe's CV Geir Tungesvik Executive Vice President Projects, Drilling & Procurement Read Geir's CV Irene Rummelhoff Executive Vice President Marketing, Midstream & Processing Read Irene's CV Helge Haugane Executive Vice President Power Read Helge's CV Hege Skryseth Executive Vice President Technology, Digital & Innovation Read Hege's CV Siv Helen Rygh Torstensen Executive Vice President Legal & Compliance Read Siv Helen's CV Jannik Lindbæk Executive Vice President Communication Read Jannik's CV Aksel Stenerud Executive Vice President People & Organisation Read Aksel's CV Jannicke Nilsson Executive Vice President Safety, Security & Sustainability Read Jannicke’s CV 1) Camilla Salthe assumed the position of EVP SSU on 1 January 2026 and is hence not subject to reporting for 2025. Jannicke Nilsson held the position throughout 2025. 2 Key developments in remuneration – 2025 2.1 The board of directors’ assessment of the chief executive officer’s performance For Equinor 2025 was influenced by geopolitical instability, continued high transactional activity, associated organisational adjustments and handling of unpredicted regulatory- and permit incidents. The volatility in interest rates, inflation, and energy markets impacted the company's performance both positively and negatively throughout the different areas of business. Still, operations remained overall stable and Equinor’s role as a key enabler for Europe’s energy security remained strong throughout the year. Equinor’s updated Energy Transition Plan was approved by the 2025 AGM. Further commitment to delivering on the strategy was demonstrated throughout the year by organisational rightsizing and changes aimed at optimising renewables, low carbon solutions, carbon capture storage and the gas portfolio for offering combined power options to market. The power generation from renewables increased compared to 2024 but was affected somewhat negatively, mainly by turbine performance and poor wind conditions offshore. The 2025 SSU record ended best in the history of the company on key safety metrics. The board of directors acknowledge that the chief executive officer`s long-term commitment to improving results within the wider SSU perspective continues to show consistent and positive results. However, the fatal accidents during a lifting operation at Equinor’s Mongstad refinery and on the Tidewater Polaris, a sub-contracted vessel supporting the Empire wind project, impair the SSU result. For the oil and gas part of the business, the operational results came out close to target but were affected somewhat negatively mainly by lower production due to project delays and some operational issues. Overall, Equinor continues to deliver financially strong results by once again being in the top quartile of our peer group on relative return on RoACE. This reflects the company’s ability to provide high earnings and to deliver on its ambitions also in a challenging business context. In its total assessment of the chief executive officer’s performance for 2025, the board of directors has considered that the deliveries in the key areas have been above, at or below targets: The business delivery dimension (WHAT) used for the assessment of the chief executive officer’s variable remuneration (performance year 2025) was based on the following KPIs: SIF, upstream CO₂ intensity, REN power production, TSR, RoACE and unit production cost (UPC). Ref. also Table 4 for details. The 12-months SIF ratio result of 0.21 is a record low result and according to the target of < 0.3. Over the last 12 months 33 incidents have occurred. This represents a reduction of more than 20% in incidents compared to 2024. The CO2 intensity for the upstream portfolio ended at 6.3 kg CO2/boe in 2025. This is a 1.6% increase, adding to the significant 2024 7% decrease from the 2023 level. The result is well below the target of 6.8 kg CO2/per boe. The result is primarily driven by higher emissions from the production start-up phase for the Bacalhau field and reduced production due to maintenance operations at the Troll field. Unit production cost for the year was 6.6 USD/boe, which is 3% above target of < 6.4 USD/boe. UPC has continued to be impacted by general inflation. The NOK/USD currency effect has been 0.10 USD/boe unfavorable for UPC whilst increased production in 2025 has had a positive effect of 0.19 USD/boe. REN power production ended at 3.7 TWh. Although an increase from 2024, it was below target of 4.4 TWh for 2025. Both wind conditions and technical factors affected the result. Financial results showed strong earnings. Equinor was ranked 2 out of 12 among peers on relative RoACE. On the TSR ranking the result was however below target with Equinor ending 9 out of 12 on the peer group ranking. The financial robustness remains strong. The business behavior dimension (HOW) used for the assessment of the chief executive officer`s variable remuneration was based on the following set of goals: Demonstrate accountability, visibility, and engagement for safety, security, and compliance, Build trust in Equinor, Transform the organization to deliver on our common purpose and become a leading company in the energy transition, Develop strong and diverse succession pipeline, ref Table 4 for details. The board of directors’ total assessment of these goals showed continuous robust results in 2025. There has been a high engagement from the chief executive officer in the process of development and implementation of the "I am safety roadmap" during autumn 2025 as well as continued focus both internally and externally related to security. The board of directors have observed the extended and strong external orientation of the chief executive officer in 2025. Quick adaptation to ensure trust and continued impact amongst shareholders, policymakers and other stakeholders in a rapidly changing geopolitical and regulatory environment has been very important this year. The chief executive officer maintained strong focus on transformative organizational measures and increased the external orientation and engagement towards stakeholders throughout the year. This was important to reinforce the resilience of the company’s transition strategy and maintain a leading role in the transitional endeavor. The year saw two new leadership appointments to the corporate executive committee. Strong focus is placed on balancing continuity and talent acceleration in leadership appointments to secure robustness to corporate priority group roles and strengthen succession planning. The board of directors’ impression from the Equinor employee satisfaction survey (GPS) is that overall employee satisfaction remains positive. Some aspects related to belief in Equinor’s strategy have seen a decline in the GPS over the last couple of years. Looking forward, the strong and increased focus from the chief executive officer on explaining the bridge between the strategy, the external context and the decisions taken remains important to maintain. Overall, the board of directors is very satisfied with the chief executive officer`s performance in 2025. Contents Preamble Key developments in remuneration - 2025 Remuneration and share ownership of the board of directors and corporate assembly Remuneration and share ownership of the CEC Remuneration and company performance for 2021-2025 Statement by the board of directors on the remuneration report Independent auditor’s assurance report 6 Equinor 2025 Remuneration report 2.2 Notes on roles and remuneration of CEC members in 2025 CEC member Position Period on CEC in 2025 and notes on remuneration Anders Opedal President and chief executive officer (CEO) Full year Irene Rummelhoff EVP Marketing, Midstream & Processing (MMP) Full year Geir Tungesvik EVP Projects, Drilling & Procurement (PDP) Full year Geir Tungesvik maintained in the closed defined benefit scheme. Jannicke Nilsson EVP Safety, Security & Sustainability (SSU) Full year Jens Olaf Økland Acting EVP Renewables (REN) Until 31 August Philippe François Mathieu EVP Exploration & Production International (EPI) Full year Kjetil Hove EVP Exploration & Production Norway (EPN) Full year Hege Skryseth EVP Technology, Digital & Innovation (TDI) Full year Torgrim Reitan EVP and Chief financial officer (CFO) Full year Torgrim Reitan is entitled to early retirement from age 65 with a pension level amounting to 66% of pensionable salary. Siv Helen Rygh Torstensen EVP Legal & Compliance (LEG) Full year Aksel Stenerud EVP People & Organisation (PO) Full year Jannik Lindbæk EVP Communication (COM) Full year Helge Haugane Acting EVP Renewables (REN) From 1 September EVP Power (PWR) From 4 November 2.3 Execution of policy on executive remuneration in 2025 The remuneration of the CEC members for 2025 was determined in accordance with the remuneration policy and principles approved by the AGM 10 May 2023. These principles, as well as details on the elements constituting executive remuneration are outlined in Equinor’s remuneration policy, ref equinor.com. The values-based performance framework and the main elements of remuneration applies to the CEC members employed by Equinor ASA and subsidiaries, in accordance with Equinor’s remuneration policy. General notes on remuneration elements Fixed pay As in 2024, market benchmarking was conducted to establish Equinor’s position towards relevant peers in Norway. The peer group encompasses the largest companies in Norway, including peers where the Norwegian state has ownership interests. Based on Equinor’s financial value, business complexity and impact, the executive roles are generally weighted higher than similar roles amongst peers in Norway. The benchmarks have therefore been supplemented with an extensive market data report allowing for comparison of remuneration data for senior executive roles across all market segments in Norway. This combined approach enabled the establishment of well-supported base salary market medians for each CEC role in a Norwegian market context. The BoD considers the market medians for the Norwegian market to represent the minimum competitive remuneration level for the CEC roles. Overall, Equinor’s CEC roles are positioned at or below the Norwegian market medians. The objective of the annual base salary review in 2025 has been to maintain or progress towards market median for similar positions in Norway, balancing individual performance and considering average salary growth for all employees in Equinor ASA. The annual base salary increases for the members of the CEC in 2025 were below, at or above the general increase frame in Equinor ASA as measured in percentage, and above the average as measured in NOK. This has been considered necessary to maintain a competitive positioning towards the Norwegian market. While benchmarking towards Norwegian market medians forms the basis for reviewing base salary levels, the BoD also continuously monitors Equinor’s positioning towards the global market for executives. The difference between executive remuneration levels in Equinor compared to the Nordics, Europe and US has remained significant also in 2025. Contents Preamble Key developments in remuneration - 2025 Remuneration and share ownership of the board of directors and corporate assembly Remuneration and share ownership of the CEC Remuneration and company performance for 2021-2025 Statement by the board of directors on the remuneration report Independent auditor’s assurance report 7 Equinor 2025 Remuneration report Equinor’s positioning vs. corporate industry peer group (Total remuneration in MNOK) USA Europe Nordics Equinor 0 50 100 150 200 250 300 350 Source: 2024 annual reports/remuneration reports Variable remuneration Performance-based modifiers used in calculating variable pay As described in the remuneration policy, a threshold and a company performance modifier (CPM) are applied as a means of strengthening the link between the company’s overall financial results and the individual’s variable pay. The results of these modifiers for 2025 are presented further. With reference to the definitions and parameters described in the remuneration policy, the CPM for 2025 is set at 117%. Re la tiv e Ro A C E → Q1 100% 117% 133% 150% Q2 83% 100% 117% 133% Q3 67% 83% 100% 117% Q4 50% 67% 83% 100% Q4 Q3 Q2 Q1 Relative TSR → Relative RoACE result: number two (first quartile) in the peer group of 12 companies, including Equinor. Relative TSR result: number 9 (third quartile) in the same peer group. This results in a CPM at 117%. Company performance modifier Contents Preamble Key developments in remuneration - 2025 Remuneration and share ownership of the board of directors and corporate assembly Remuneration and share ownership of the CEC Remuneration and company performance for 2021-2025 Statement by the board of directors on the remuneration report Independent auditor’s assurance report 8 Equinor 2025 Remuneration report Threshold for payments under variable pay plans With reference to the definitions and parameters described in the remuneration policy, the company performance for 2025 is assessed as being in the green zone. (1) Cash flow provided by operating activities after tax and before working capital items was USD 18 billion (2) Net debt ratio and development was 17.8% (3) Company’s overall operational and financial performance: ref. the annual report → Combined result in green zone → No reduction in payout

Effect of performance-based modifiers on variable pay in 2025 Based on the overall company performance in 2025 and in accordance with the results for the threshold criteria described in the remuneration policy, no threshold effect was applied for 2025 and consequently the AVP payments were not reduced. The target for annual variable pay for the CEC members, all of whom were employees of Equinor ASA in 2025 was 12.5% of base salary, and the maximum annual variable pay for 2025 was 25% of base salary including the effect of the CPM. The CPM was set at 117% for 2025. The LTI grants in 2025 were not reduced, as the threshold for the previous year – 2024 – was in the green zone. Summary of targets and achievement of corporate performance indicators and goals forming the basis for annual variable pay As described in the remuneration policy: • performance forms the basis for the decision on AVP percentages for the members of the CEC • common corporate delivery KPIs, business area specific delivery KPIs and behaviour goals are measured separately and assessed holistically Delivery in 2025 against the selected corporate delivery goals (“WHAT” dimension) which are applied to the CEO, as well as the individual EVPs, is summarized as follows: KPI Target Performance Serious incident frequency Better than 0.3 0.21 CO2 intensity for the upstream portfolio 6.8 kg CO₂ per boe or better 6.3 kg/boe Relative TSR Ranked better than peer average Third quartile Relative RoACE Ranked in first quartile among peers First quartile Unit production cost (UPC)1 Better than 6.4 USD/boe 6.6 USD/boe Renewable (REN) power production1 Better than 4.4 TWh 3.7 TWh 1) Only apply to the CEO and staffs EVPs For EVPs with business area responsibilities, the assessment of the business delivery dimension has in addition been made against the following KPIs: Business area KPI Unit Target EPN Production mboe/d 1,415 UPC Nominal USD/boe < 5.8 Break-even project portfolio USD/bbl real 2024 < 40 EPI Production mboe/d 745 UPC Nominal USD/boe < 7.6 Break-even project portfolio USD/bbl real 2024 < 40 MMP Production efficiency % ≥ 92 Accessed storage volume additions Mton > 3.6 Adjusted operating income USD bn 1.6 REN REN power production TWh 4.4 Adjusted operating income USD bn > -350 REN equity return - offshore wind projects in execution % > 2024 PDP Cost per well USD mill ≤ 51 Break-even project portfolio USD/bbl real 2024 < 40 Estimate development DG3-DG4 (changes) % ≤ 0 TDI High Impact Technology Implementation (HITI) - Tier 1 Implementation (value and implementation %, EPN) % 90 IT investment and R&D (cost development %) % < 0 IT Opex (cost development %) % < 0 In terms of the “HOW” dimension, common behaviour goals are defined for the CEO and the EVPs with reference to Equinor’s core values and leadership principles, as follows: • Demonstrate accountability, visibility, and engagement for safety, security and compliance • Build trust in Equinor • Transform the organization to deliver on our common purpose and become a leading company in the energy transition • Develop strong and diverse succession pipeline Performance against these behaviour goals is measured on an individual basis for the CEC members. The KPI targets and results of the business deliveries (“WHAT”), and the behaviour goals and results (“HOW”) and how these translate into the AVP award are presented for the individual CEC members in the Table 4 section further below. The KPI targets and behaviour goals applicable for the performance measurement for AVP in 2026 are presented in section 4.5. Contents Preamble Key developments in remuneration - 2025 Remuneration and share ownership of the board of directors and corporate assembly Remuneration and share ownership of the CEC Remuneration and company performance for 2021-2025 Statement by the board of directors on the remuneration report Independent auditor’s assurance report 9 Equinor 2025 Remuneration report Benefits As described in the remuneration policy, members of the CEC employed in Equinor ASA are covered by the company’s general occupational defined contribution pension scheme. A defined benefit scheme is retained for a grandfathered group of employees. In 2025, this applied to Geir Tungesvik. A fixed salary addition calculated as 18% of base salary is provided in lieu of pension accrual above 12 G2 to members of the CEC covered by the general defined contribution pension scheme and who were employed by Equinor ASA before 1 September 2017. This addition does not form part either of the pensionable salary or of the basis for variable pay. 2.4 Derogations and deviations from remuneration policy There were no derogations or deviations from the remuneration policy in 2025. 2.5 Right to reclaim (‘malus and clawback’) There were no cases where the right to reclaim was exercised in 2025. 2.6 Shareholder feedback on the remuneration report for 2024 The remuneration report for 2024 was presented for approval (advisory vote) at the annual general meeting on 14 May 2025 and was endorsed by a significant majority. The portion of the votes in favour of the remuneration report for 2024 constituted 90% of the total votes cast. There were no additional statements from shareholders regarding the 2024 remuneration report to the 2025 AGM. 2.7 Activities of the compensation and executive development committee in 2025 The activities of the board compensation and executive development committee (BCC) in 2025 were in line with the instructions from the BoD which are available on equinor.com. Activities related to the remuneration of senior executives, including the preparation of the 2025 remuneration report, have been carried out within the framework of the executive remuneration policy. Activities in 2025 included: • Review of trends within the executive talent market and executive remuneration • Executive succession planning and talent review • Recommendation to the BoD on the threshold used in calculating variable remuneration, based on relevant company performance results • Recommendation to the BoD on the base salary review for the CEO • Review and submission for approval of the BoD of the performance evaluation and goals for the CEO • Assessment and submission for the decision of the BoD of the proposal for AVP of the CEO • Presentation by the CEO of the performance assessment and considerations on AVP awards to the EVPs • Discussion of the evaluation by the BoD and self- assessment of the performance of the BCC • Review and submission for approval of the BoD of the instructions to the BCC Contents Preamble Key developments in remuneration - 2025 Remuneration and share ownership of the board of directors and corporate assembly Remuneration and share ownership of the CEC Remuneration and company performance for 2021-2025 Statement by the board of directors on the remuneration report Independent auditor’s assurance report 10 Equinor 2025 Remuneration report 2) G represents the basic amount of the Norwegian social security system. 1G per 31 December 2025 equals NOK 130,160 3 Remuneration and share ownership of the board of directors and corporate assembly 3.1 Remuneration of the board of directors In 2025, the total remuneration to the BoD, including fees for the BoD's three committees, was USD 913 thousand (NOK 9,485 thousand). Detailed information about the individual remuneration to the members of the BoD in 2025 is provided in the table below. Total remuneration Members of the BoD (figures in USD thousands) 2021 2022 2023 2024 2025 Jon Erik Reinhardsen (chair of the BoD) 119 110 103 110 126 Anne Drinkwater (deputy chair of the BoD) 82 96 101 107 121 Jonathan Lewis1 70 80 82 91 47 Finn Bjørn Ruyter 77 71 67 69 81 Haakon Bruun-Hansen — — 66 67 77 Mikael Karlsson — — — 57 90 Tone Hegland Bachke2 — — — 28 49 Fernanda Lopes Larsen — — — 36 81 Dawn Summers3 — — — — 42 Jarle Roth4 — — — — — Stig Lægreid5 59 55 53 56 28 Per Martin Labråten5 66 65 62 64 33 Hilde Møllerstad6 66 61 57 59 67 Frank Indreland Gundersen7 — — — — 38 Geir Leon Vadheim7 — — — — 33 Employee representative deputy members of the BoD Hans Einar Haldorsen8 — — — — — Anette Heggholmen8 — — — — — Terje Werner Hansen8 — — — — — 1) Member of the BoD until 30 June 2025. 2) Member of the BoD until 30 October 2025. 3) Member of the BoD from 1 September 2025. 4) Member of the BoD from 1 December 2025. 5) Employee-representative members of the BoD until 30 June 2025. 6) Employee-representative member of the BoD. 7) Employee-representative members of the BoD from 1 July 2025. 8) Deputy members to the employee-representative members of the BoD from 1 July 2025. Total remuneration of members of the BoD (figures in USD thousand) 2021 2022 2023 2024 2025 832 801 746 805 913 3.2 Total number and value of shares held by the members of the board of directors The number of Equinor shares owned by members of the BoD of and/or owned by their close associates is shown below. Individually, each member of the BoD owned less than 1% of the outstanding Equinor shares. The voting rights of members of the BoD, the CEC and the corporate assembly as a shareholder do not differ from those of ordinary shareholders. Contents Preamble Key developments in remuneration - 2025 Remuneration and share ownership of the board of directors and corporate assembly Remuneration and share ownership of the CEC Remuneration and company performance for 2021-2025 Statement by the board of directors on the remuneration report Independent auditor’s assurance report 11 Equinor 2025 Remuneration report Ownership of Equinor shares (incl. shares owned by close associates) As of 1 Jan 2025 As of 31 Dec 2025 Market value as of 31 Dec 2025, USD thousands As of 9 March 2026 Jon Erik Reinhardsen 4,584 4,584 105 4,584 Anne Drinkwater 1,100 1,100 25 1,100 Finn Bjørn Ruyter 620 620 14 620 Haakon Bruun-Hanssen — — — — Mikael Karlsson — — — — Fernanda Lopes Larsen — — — — Dawn Summers — — — — Jarle Roth — 6,700 153 6,700 Hilde Møllerstad 4,413 5,408 123 5,587 Frank Indreland Gundersen — 379 9 273 Geir Leon Vadheim — 4,480 102 4,635 Deputy members Hans Einar Haldorsen — 4,449 101 4,843 Anette Heggholmen — 5,470 125 4,128 Terje Werner Hansen — 982 22 1,106 Contents Preamble Key developments in remuneration - 2025 Remuneration and share ownership of the board of directors and corporate assembly Remuneration and share ownership of the CEC Remuneration and company performance for 2021-2025 Statement by the board of directors on the remuneration report Independent auditor’s assurance report 12 Equinor 2025 Remuneration report 3.3 Remuneration of the corporate assembly In 2025, the total remuneration to the shareholder and employee-elected members of the corporate assembly was USD 140 thousand (NOK 1,456 thousand). The table below presents the remuneration for the employee- elected members of the corporate assembly, while the total figure also includes remuneration for the shareholder-elected members. Total remuneration Corporate assembly employee elected members (figures in USD thousand) 2024 2025 Peter B. Sabel1 5 1 Trine Hansen Stavland2 5 2 Ingvild Berg Martiniussen 5 6 Berit Søgnen Sandven 5 6 Frank Indreland Gundersen2 5 2 Per Helge Ødegård 5 6 Line Torset Skarsholt1 — 5 Vidar Frøseth1 5 6 Kjetil Gjerstad2 5 2 Porfirio Esquivel3 5 6 Leif Ove Skår (observer)3 — 3 Mari Berdal Ruud (observer)3 — 3 Svein Olav Dyrhol (observer)3 — 3 Employee elected deputy members who received member fees Håkon Nygaard — 1 Total remuneration 48 51 1) Peter B. Sabel left as of 17 February, Vidar Frøseth became a member and Line Torset Skarsholt became an observer as of 18 February 2) Trine Hansen Stavland, Frank Indreland Gundersen and Kjetil Gjerstad (observer) left as of 14 May 3) Porfirio Esquivel and Leif Ove Skår became members and Mari Berdal Ruud and Svein Olav Dyrhol became observers as of 15 May. 3.4 Shares held by the members of the corporate assembly Individually, each member of the corporate assembly owned less than 1% of the outstanding Equinor shares as of 31 December 2025 and as of 9 March 2026. In aggregate, members of the corporate assembly owned a total of 43,094 shares as of 31 December 2025 and a total of 38,979 shares as of 9 March 2026. Information about the individual share ownership of the members of the corporate assembly is presented in section 8 in the «Board statement on corporate governance».

Contents | Preamble | Key developments in remuneration - 2025 | Remuneration and share ownership of the board of directors and corporate assembly | Remuneration and share ownership of the CEC | Remuneration and company performance for 2021-2025 | Statement by the board of directors on the remuneration report | Independent auditor's assurance report

4 Remuneration and share ownership of the CEC

4.1 Remuneration of the CEC

In 2025, the aggregate remuneration to the CEC was USD 12,000 thousand; NOK 124,693 thousand (2024: USD 10,927 thousand; NOK 117,388).

No loans have been granted by the company to members of the CEC.

On the right is an overview of the total remuneration of the CEC members in 2025.


Anders Opedal
1%
14%
13%
1%
4%
10%
56%
Irene Rummelhoff
3%
13%
12%
1%
6%
10%
54%
Jannicke Nilsson
5%
12%
11%
6%
7%
9%
50%
Jens Olaf Økland
4%
14%
11%
0.3%
5%
10%
55%
Kjetil Hove
3%
13%
13%
3%
6%
9%
53%
Siv Helen Rygh Torstensen
4%
13%
12%
1%
7%
10%
54%
Geir Tungesvik
3%
0.4%
12%
11%
1%
15%
9%
50%
Torgrim Reitan
3%
1%
13%
12%
1%
6%
10%
54%
Base salary
Fixed salary
Other fees
Fringe benefits
AVP
LTI
SSP
Pension expense

13 Equinor 2025 Remuneration report

Contents | Preamble | Key developments in remuneration - 2025 | Remuneration and share ownership of the board of directors and corporate assembly | Remuneration and share ownership of the CEC | Remuneration and company performance for 2021-2025 | Statement by the board of directors on the remuneration report | Independent auditor's assurance report


Aksel Stenerud
5%
0.2%
13%
12%
4%
4%
10%
53%
Hege Skryseth
2%
15%
14%
1%
7%
61%
Jannik Lindbæk
0.3%
5%
13%
12%
4%
3%
10%
54%
Philippe François Mathieu
3%
1%
12%
11%
5%
10%
9%
49%
Helge Haugane
8%
2%
11%
2%
11%
10%
55%
Aggregate, excluding CEO
3%
0.3%
13%
12%
3%
7%
9%
53%
Base salary
Fixed salary
Other fees
Fringe benefits
AVP
LTI
SSP
Pension expense



14 Equinor 2025 Remuneration report

Contents | Preamble | Key developments in remuneration - 2025 | Remuneration and share ownership of the board of directors and corporate assembly | Remuneration and share ownership of the CEC | Remuneration and company performance for 2021-2025 | Statement by the board of directors on the remuneration report | Independent auditor's assurance report

Table 1 – Remuneration of the corporate executive committee for the reported financial year 2025
All remuneration elements are provided in the currency of the employing entity and converted to USD at the average exchange rate for the year. For 2025 the exchange rate is USD/NOK = 10.3912.

	Fixed remuneration				Variable remuneration						
		Fees			One-year variable	Multi-year variable					
Members of the corporate executive committee (figures in USD thousand)	Base salary	Fixed salary addition	Other fees	Fringe benefits	AVP	LTI	SSP	Extraordinary items	Pension expense	Total remuneration	Proportion of fixed and variable remuneration
Anders Opedal	1,242	224	96	23	292	306	0	0	30	2,213	73% / 27%
Irene Rummelhoff	543	98	59	11	121	134	0	0	32	997	74% / 26%
Jannicke Nilsson	425	76	62	49	94	105	0	0	40	851	77% / 23%
Jens Olaf Økland	266	48	25	2	54	69	0	0	17	482	74% / 26%
Kjetil Hove	622	112	69	41	152	152	0	0	32	1,180	74% / 26%
Siv Helen Rygh Torstensen	373	67	48	7	81	92	0	0	29	696	75% / 25%
Geir Tungesvik	479	86	143	9	101	118	4	0	24	965	77% / 23%
Torgrim Reitan	579	104	65	8	126	142	12	0	28	1,065	74% / 26%
Aksel Stenerud	381	69	28	28	83	94	2	0	35	719	75% / 25%
Hege Skryseth	494	0	54	10	111	122	0	0	19	810	71% / 29%
Jannik Lindbæk	367	66	20	27	79	90	2	0	33	684	75% / 25%
Philippe François Mathieu	516	93	103	53	113	126	9	0	30	1,043	76% / 24%
Helge Haugane	163	29	33	6	34	22	0	0	6	295	81% / 19%

15 Equinor 2025 Remuneration report

Contents | Preamble | Key developments in remuneration - 2025 | Remuneration and share ownership of the board of directors and corporate assembly | Remuneration and share ownership of the CEC | Remuneration and company performance for 2021-2025 | Statement by the board of directors on the remuneration report | Independent auditor's assurance report

Table 1 – Remuneration of the corporate executive committee for the reported financial year 2024
All remuneration elements are provided in the currency of the employing entity and converted to USD at the average exchange rate for the year. The exchange rate used for 2024 was: USD/NOK = 10.7433.

	Fixed remuneration				Variable remuneration						
		Fees			One-year variable	Multi-year variable					
Members of the corporate executive committee (figures in USD thousand)	Base salary	Fixed salary addition	Other fees	Fringe benefits	AVP	LTI	SSP	Extraordinary items	Pension expense	Total remuneration	Proportion of fixed and variable remuneration
Anders Opedal	1,142	206	68	26	248	280	52	0	28	2,050	72% / 28%
Irene Rummelhoff	496	89	55	10	109	121	27	0	29	936	73% / 27%
Jannicke Nilsson	395	71	99	44	77	97	22	0	37	842	77% / 23%
Jens Olaf Økland	29	5	4	0	5	5	1	0	2	52	78% / 22%
Kjetil Hove	562	101	69	34	118	137	21	0	30	1,073	74% / 26%
Siv Helen Rygh Torstensen	344	62	44	6	71	85	18	0	26	656	73% / 27%
Geir Tungesvik	438	79	50	8	82	107	19	0	24	808	74% / 26%
Torgrim Reitan	529	95	49	9	110	129	28	0	26	976	73% / 27%
Aksel Stenerud	348	63	23	26	72	85	12	0	32	661	74% / 26%
Hege Skryseth	449	0	60	23	94	110	0	0	18	754	73% / 27%
Jannik Lindbæk	339	61	30	26	67	84	16	0	30	654	75% / 25%
Philippe François Mathieu	467	84	77	50	88	114	15	0	28	924	76% / 24%

16 Equinor 2025 Remuneration report

Contents | Preamble | Key developments in remuneration - 2025 | Remuneration and share ownership of the board of directors and corporate assembly | Remuneration and share ownership of the CEC | Remuneration and company performance for 2021-2025 | Statement by the board of directors on the remuneration report | Independent auditor's assurance report



Notes to the table "Remuneration of the corporate executive committee for the reported financial year":

- The figures are presented on an accrual basis, i.e. for the earning period.
- Comparative figures for 2024 are included for those employees who were part of the CEC in both 2025 and 2024.
- All CEC members received their remuneration in NOK.
- All figures in the table are presented in USD based on average foreign currency exchange rates. Average rates 2025: USD/NOK = 10.3912, (2024: USD/NOK = 10.7433).
- **Other fees** include car allowance, holiday pay and other cash payments.
- **Fringe benefits** include benefits in kind such as company car, commuter apartments and health program.
- **AVP** (annual variable pay) is earned in the reporting year and paid out in the following year.
- **LTI** (long-term incentive): The value included in Table 1 represents the grant, i.e. gross amount, which, after deduction of tax is invested in shares in the reporting year and subject to a lock-in period. The additional portion of LTI pertaining to the EVP period in 2024 for Jens Olaf Økland was awarded retroactively in 2025. Due to an administrative error, Jens Olaf Økland received an LTI grant in 2025 that exceeded his entitled gross amount by USD 11,032 (NOK 114,634). The net amount was invested in shares. To correct this, the gross amount of his 2026 LTI grant will be reduced by USD 11,032 (NOK 114,634).
- **SSP** (share savings plan): the amounts represent the value of the bonus shares received in the reporting year after the applicable holding period. Refer to the remuneration policy for details of this plan. The following CEC members did not receive bonus shares 2025, as the holding period was changed from two to three years for CEC members effective 2022: Anders Opedal, Irene Rummelhoff, Jannicke Nilsson, Kjetil Hove, Hege Skryseth, Siv Helen Rygh Torstensen.
- **Pension expenses:** Estimated pension cost for the defined benefit scheme is calculated based on actuarial assumptions and pensionable salary (mainly base salary) at 31 December 2024 and is recognised as pension cost in the statement of income for 2025. Geir Tungesvik is maintained in the closed defined benefit scheme. The pension cost for the defined contribution scheme is represented by the respective contributions. For the notional contribution scheme, the pension cost is represented by the contributions and the fair value changes of the employees' notional assets. The remaining members of the CEC employed are covered by the defined contribution pension scheme.

17 Equinor 2025 Remuneration report

Contents | Preamble | Key developments in remuneration - 2025 | Remuneration and share ownership of the board of directors and corporate assembly | Remuneration and share ownership of the CEC | Remuneration and company performance for 2021-2025 | Statement by the board of directors on the remuneration report | Independent auditor's assurance report

4.2 Shares awarded or due to the CEC in the reported financial year

Table 3

	The main conditions of share award plans				Information regarding the reported financial year			
					Opening balance	During the year		Closing balance
	1	2	3	5	6	7	8	11
Name, position	Specification of plan	Performance period	Award date	End of holding period	Shares awarded at the beginning of the year	Shares awarded	Shares vested	Shares subject to a holding period
Anders Opedal		2022 - 2024	20.05.2022	19.05.2025	4,002		4,002	
CEO							USD 92,778	
		2023 - 2025	19.05.2023	18.05.2026	4,530			4,530
	LTI	2024 - 2026	21.05.2024	20.05.2027	4,585			4,585
		2025 - 2027	22.05.2025	21.05.2028		5,996		5,996
						USD 140,621		
	Sum				13,117	5,996	4,002	15,111
						USD 140,621	USD 92,778	
Irene Rummelhoff		2022 - 2024	20.05.2022	19.05.2025	1,487		1,487	
EVP MMP							USD 34,473	
		2023 - 2025	19.05.2023	18.05.2026	1,684			1,684
	LTI	2024 - 2026	21.05.2024	20.05.2027	2,029			2,029
		2025 - 2027	22.05.2025	21.05.2028		2,676		2,676
						USD 62,759		
	Sum				5,200	2,676	1,487	6,389
						USD 62,759	USD 34,473	

Refer to the remuneration policy for details of the share-based plans.

- Column 4 "Vesting date" has been excluded from the table, as this represents the same date as shown in column 5 "End of holding period".
- Column 9 "Shares subject to a performance condition" has been excluded from the table, as there are no performance conditions in relation to shares.
- Column 10 "Shares awarded and unvested at year end" has been excluded from the table, as this represents the same date as shown in column 11 "Shares subject to a holding period"
- For the purposes of this table, "holding period" with respect to LTI represents the period in which shares are "locked-in" and cannot be disposed of according to plan rules

18 Equinor 2025 Remuneration report

Contents | Preamble | Key developments in remuneration - 2025 | Remuneration and share ownership of the board of directors and corporate assembly | Remuneration and share ownership of the CEC | Remuneration and company performance for 2021-2025 | Statement by the board of directors on the remuneration report | Independent auditor's assurance report

	The main conditions of share award plans				Information regarding the reported financial year			
					Opening balance	During the year		Closing balance
	1	2	3	5	6	7	8	11
Name, position	Specification of plan	Performance period	Award date	End of holding period	Shares awarded at the beginning of the year	Shares awarded	Shares vested	Shares subject to a holding period
Geir Tungesvik		2022 - 2024	20.05.2022	19.05.2025	863		863	
EVP PDP							USD 20,007	
		2023 - 2025	19.05.2023	18.05.2026	1,551			1,551
	LTI	2024 - 2026	21.05.2024	20.05.2027	1,832			1,832
		2025 - 2027	22.05.2025	21.05.2028		2,411		2,411
						USD 56,544		
	SSP	2025	07.02.2025			160		
						USD 4,101		
	Sum				4,246	2,571	863	5,794
						USD 60,645	USD 20,007	
Jannicke Nilsson		2022 - 2024	20.05.2022	19.05.2025	1,254		1,254	
EVP SSU							USD 29,071	
		2023 - 2025	19.05.2023	18.05.2026	1,415			1,415
	LTI	2024 - 2026	21.05.2024	20.05.2027	1,662			1,662
		2025 - 2027	22.05.2025	21.05.2028		2,144		2,144
						USD 50,282		
	Sum				4,331	2,144	1,254	5,221
						USD 50,282	USD 29,071	

19 Equinor 2025 Remuneration report

Contents | Preamble | Key developments in remuneration - 2025 | Remuneration and share ownership of the board of directors and corporate assembly | Remuneration and share ownership of the CEC | Remuneration and company performance for 2021-2025 | Statement by the board of directors on the remuneration report | Independent auditor's assurance report

	The main conditions of share award plans				Information regarding the reported financial year			
					Opening balance	During the year		Closing balance
	1	2	3	5	6	7	8	11
Name, position	Specification of plan	Performance period	Award date	End of holding period	Shares awarded at the beginning of the year	Shares awarded	Shares vested	Shares subject to a holding period
Kjetil Hove		2022 - 2024	20.05.2022	19.05.2025	1,670		1,670	
EVP EPN							USD 38,716	
		2023 - 2025	19.05.2023	18.05.2026	1,894			1,894
	LTI	2024 - 2026	21.05.2024	20.05.2027	2,295			2,295
		2025 - 2027	22.05.2025	21.05.2028		3,050		3,050
						USD 71,530		
	Sum				5,859	3,050	1,670	7,239
						USD 71,530	USD 38,716	
Hege Skryseth		2022 - 2024	18.11.2022	17.11.2025	461		461	
EVP TDI							USD 10,949	
		2023 - 2025	19.05.2023	18.05.2026	1,595			1,595
	LTI	2024 - 2026	21.05.2024	20.05.2027	1,844			1,844
		2025 - 2027	22.05.2025	21.05.2028		2,695		2,695
						USD 63,204		
	Sum				3,900	2,695	461	6,134
						USD 63,204	USD 10,949	
Siv H Rygh Torstensen		2022 - 2024	20.05.2022	19.05.2025	1,172		1,172	
EVP LEG							USD 27,170	
		2023 - 2025	19.05.2023	18.05.2026	1,355			1,355
	LTI	2024 - 2026	21.05.2024	20.05.2027	1,446			1,446
		2025 - 2027	22.05.2025	21.05.2028		1,877		1,877
						USD 44,020		
	Sum				3,973	1,877	1,172	4,678
						USD 44,020	USD 27,170	

20 Equinor 2025 Remuneration report

Contents | Preamble | Key developments in remuneration - 2025 | Remuneration and share ownership of the board of directors and corporate assembly | Remuneration and share ownership of the CEC | Remuneration and company performance for 2021-2025 | Statement by the board of directors on the remuneration report | Independent auditor's assurance report

	The main conditions of share award plans				Information regarding the reported financial year			
					Opening balance	During the year		Closing balance
	1	2	3	5	6	7	8	11
Name, position	Specification of plan	Performance period	Award date	End of holding period	Shares awarded at the beginning of the year	Shares awarded	Shares vested	Shares subject to a holding period
Torgrim Reitan		2022 - 2024	20.05.2022	19.05.2025	283		283	
CFO							USD 6,561	
		2022 - 2024	18.11.2022	17.11.2025	117		117	
							USD 2,779	
		2023 - 2025	19.05.2023	18.05.2026	1,892			1,892
		2024 - 2026	21.05.2024	20.05.2027	2,208			2,208
		2025 - 2027	22.05.2025	21.05.2028		2,852		2,852
						USD 66,886		
	SSP	2025	07.02.2025			484		
						USD 12,406		
	Sum				4,500	3,336	400	6,952
						USD 79,292	USD 9,340	
Aksel Stenerud		2022 - 2024	20.05.2022	19.05.2025	922		922	
EVP PO							USD 21,375	
	LTI	2023 - 2025	19.05.2023	18.05.2026	1,256			1,256
		2024 - 2026	21.05.2024	20.05.2027	1,483			1,483
		2025 - 2027	22.05.2025	21.05.2028		1,917		1,917
						USD 44,958		
	SSP	2025	07.02.2025			59		
						USD 1,512		
	Sum				3,661	1,976	922	4,656
						USD 46,471	USD 21,375	

21 Equinor 2025 Remuneration report

Contents | Preamble | Key developments in remuneration - 2025 | Remuneration and share ownership of the board of directors and corporate assembly | Remuneration and share ownership of the CEC | Remuneration and company performance for 2021-2025 | Statement by the board of directors on the remuneration report | Independent auditor's assurance report

	The main conditions of share award plans				Information regarding the reported financial year			
					Opening balance	During the year		Closing balance
	1	2	3	5	6	7	8	11
Name, position	Specification of plan	Performance period	Award date	End of holding period	Shares awarded at the beginning of the year	Shares awarded	Shares vested	Shares subject to a holding period
Jannik Lindbæk		2022 - 2024	20.05.2022	19.05.2025	952		952	
EVP COM								
							USD 22,070	
		2023 - 2025	19.05.2023	18.05.2026	1,261			1,261
	LTI	2024 - 2026	21.05.2024	20.05.2027	1,515			1,515
		2025 - 2027	22.05.2025	21.05.2028		2,006		2,006
						USD 47,046		
	SSP	2025	07.02.2025			81		
						USD 2,076		
	Sum				3,728	2,087	952	4,782
						USD 49,122	USD 22,070	
Philippe François Mathieu		2023 - 2025	19.05.2023	18.05.2026	1,771			1771
EVP EPI	LTI	2024 - 2026	21.05.2024	20.05.2027	2,150			2,150
		2025 - 2027	22.05.2025	21.05.2028		2,803		2,803
						USD 65,737		
	SSP	2025	07.02.2025			344		
						USD 8,817		
	Sum				3,921	3,147		6,724
						USD 74,555		

22 Equinor 2025 Remuneration report

Contents | Preamble | Key developments in remuneration - 2025 | Remuneration and share ownership of the board of directors and corporate assembly | Remuneration and share ownership of the CEC | Remuneration and company performance for 2021-2025 | Statement by the board of directors on the remuneration report | Independent auditor's assurance report

	The main conditions of share award plans				Information regarding the reported financial year			
					Opening balance	During the year		Closing balance
	1	2	3	5	6	7	8	11
Name, position	Specification of plan	Performance period	Award date	End of holding period	Shares awarded at the beginning of the year	Shares awarded	Shares vested	Shares subject to a holding period
Jens Olaf Økland		2024 - 2026	21.05.2024	20.05.2027	89			89
Acting EVP REN	LTI	2024 - 2026	19.11.2025	18.11.2028		50		50
						USD 1,167		
		2025 - 2027	22.05.2025	21.05.2028		1,110		1,110
						USD 26,043		
		2025 - 2027	19.11.2025	18.11.2028		433		433
						USD 10,132		
	Sum				89	1,593		1,682
						USD 37,343		
Helge Haugane		2025 - 2027	22.05.2025	21.05.2028		415		415
EVP PWR	LTI					USD 9,736		
		2025 - 2027	19.11.2025	18.11.2028		493		493
						USD 11,534		
	Sum					908		908
						USD 21,270		

23 Equinor 2025 Remuneration report

Contents | Preamble | Key developments in remuneration - 2025 | Remuneration and share ownership of the board of directors and corporate assembly | Remuneration and share ownership of the CEC | Remuneration and company performance for 2021-2025 | Statement by the board of directors on the remuneration report | Independent auditor's assurance report

4.3 Total number and value of shares held by the CEC

The number of Equinor shares owned by members of the CEC and/or their close associates is shown below. Individually, each member of the CEC owned less than 1% of the outstanding Equinor shares.

The voting rights of members of the CEC members as shareholders do not differ from those of ordinary shareholders.

Ownership of Equinor shares (incl. shares owned by close associates)	As of 1 Jan 2025	As of 31 Dec 2025	Market value as of 31 Dec 2025, USD thousand	As of 9 March 2026
Anders Opedal	65,259	73,759	1,682	75,214
Torgrim Reitan	19,691	24,196	552	24,336
Geir Tungesvik	24,024	27,564	629	27,822
Irene Rummelhoff	35,815	39,589	903	40,227
Jannicke Nilsson	69,889	73,365	1,673	–
Camilla Salthe	–	6,121	140	6,594
Helge Haugane	–	12,983	296	13,340
Philippe François Mathieu	11,073	15,260	348	15,260
Kjetil Hove	27,962	32,262	736	32,978
Hege Skryseth	8,021	11,716	267	12,280
Siv Helen Rygh Torstensen	18,552	21,601	493	20,233
Aksel Stenerud	14,192	16,939	386	17,159
Jannik Lindbæk	14,339	17,171	392	17,477



24 Equinor 2025 Remuneration report

4.4 Performance and AVP awarded to the CEC members in the reported financial year3 In accordance with Equinor’s performance framework and remuneration policy (refer in particular to pages 9-10), performance in relation to behaviour goals has formed an equal part to the business performance in the holistic performance assessment. These together form the basis for payment of AVP, where delivery KPIs and behaviour goals each have a weight of 50%. The individual KPIs and goals within a category are equally weighted initially and can be adjusted to reflect prevailing business context and strategic priorities from year to year. The ability of executive leaders to be role models and drive the energy transition forward forms part of the holistic performance evaluation. Climate and energy transition-related KPIs and goals are therefore included as part of the basis for the AVP awards. All CEC members have a common corporate KPI of reducing upstream CO2 intensity and a common behaviour goal of transforming the organization to deliver on Equinor’s common purpose and becoming a leading company in the energy transition. Additional sustainability-related KPIs apply to some of the EVPs. As indicated above, both these are weighted equally within their respective category. This is further detailed out in the table to the right, by CEC member. Other KPIs and behaviour goals which also contain sustainability-related aspects have not been included due to the difficulty to quantify the related portions precisely. The assessment of the performance results for 2025 is presented below, including a score measurement against the set KPI targets and behaviour goals. As described in the remuneration policy, each delivery KPI is given a score within a range of 1-5, where 5 is the highest result. Each score reflects a holistic assessment, where applicable. The holistic assessment may reflect events outside the control of the CEO or EVPs, such as exceptional fluctuations in commodity prices, changes in global conditions, the industry operating environment or other relevant context. The overall performance on the behaviour goals is also given a score within the range of 1-5. Performance on behaviour goals is a qualitative assessment by the BoD and the CEO, as applicable, and is supported by the results of employee feedback surveys. The scores are converted into the AVP award percentage, based on the conversion table presented in the remuneration policy (page 10). As mentioned above, two factors – the threshold and the company performance modifier (CPM) - are applied to the percentage to arrive at the final AVP award pay-out levels. Select business delivery KPIs (“WHAT” dimension) set at the corporate level are applicable to both CEO and the EVPs. 3) GOV-3 Contents Preamble Key developments in remuneration - 2025 Remuneration and share ownership of the board of directors and corporate assembly Remuneration and share ownership of the CEC Remuneration and company performance for 2021-2025 Statement by the board of directors on the remuneration report Independent auditor’s assurance report 25 Equinor 2025 Remuneration report Portion of sustainability-related KPIs and goals within the basis for the AVP award KPI: Upstream CO2 reduction KPI: REN power production Goal: Transform the organization to deliver on our common purpose and become a leading company in the energy transition Total sustainability goals 2025 KPIs and goals / CEC member of all KPIs of all KPIs and goals of all KPIs of all KPIs and goals of all goals of all KPIs and goals of all KPIs and goals Anders Opedal, CEO 16.67% 8.33% 16.67% 8.33% 25.00% 12.50% 29.17% EVPs with BA responsibilities Irene Rummelhoff, EVP MMP 12.50% 6.25% — — 25.00% 12.50% 18.75% Geir Tungesvik, EVP PDP 12.50% 6.25% — — 25.00% 12.50% 18.75% Jens Olaf Økland, Acting EVP REN1 12.50% 6.25% 16.67% 9.09% 25.00% 12.50% 27.84% Philippe François Mathieu, EVP EPI 12.50% 6.25% — — 25.00% 12.50% 18.75% Kjetil Hove, EVP EPN 12.50% 6.25% — — 25.00% 12.50% 18.75% Hege Skryseth, EVP TDI 12.50% 6.25% — — 25.00% 12.50% 18.75% Staffs EVPs Jannicke Nilsson, EVP SSU 16.67% 8.33% 16.67% 8.33% 25.00% 12.50% 29.17% Torgrim Reitan, EVP and CFO 16.67% 8.33% 16.67% 8.33% 25.00% 12.50% 29.17% Siv Helen Rygh Torstensen, EVP LEG 16.67% 8.33% 16.67% 8.33% 25.00% 12.50% 29.17% Aksel Stenerud, EVP PO 16.67% 8.33% 16.67% 8.33% 25.00% 12.50% 29.17% Jannik Lindbæk, EVP COM 16.67% 8.33% 16.67% 8.33% 25.00% 12.50% 29.17% 1) The other two KPIs forming the assessment basis for AVP of EVP REN have not been included. While these also have high focus on sustainability, it is challenging to quantify the precise proportion. Due to short period in role, Helge Haugane who succeeded Jens Olaf Økland did not have BA-specific KPIs and goals in 2025 Table 4 - Performance of CEC members in the reported financial year “WHAT”-dimension – corporate delivery KPIs for CEO and staffs EVPs - total assessment 3.5 “WHAT”-dimension – corporate delivery KPIs for EVPs with business area responsibilities - total assessment 4.1 Target Achievements Assessment Serious incident frequency Better than 0.3 0.21 4.0 CO2 intensity for the upstream portfolio 6.8 kg CO₂ per boe or better 6.3 kg/boe 5.0 Relative TSR Ranked better than peer average Third quartile 2.3 Relative RoACE Ranked in first quartile among peers First quartile 5.0 Unit production cost (UPC)1 Better than 6.4 USD/boe 6.6 USD/boe 2.7 Renewable (REN) power production1 Better than 4.4 TWh 3.7 TWh 2.0 Holistic assessment of corporate delivery KPIs: The final scores for the following KPIs have been adjusted from actual score through the BoD's holistic assessment: Serious incident frequency - The result is a historical best, but the final score was reduced due to fatality CO2 intensity for the upstream portfolio - The final score was increased to reflect that the result was well within an ambitious target and fully satisfactory Additional BA-specific delivery KPIs (“WHAT” dimension) apply to EVPs with business areas responsibilities, as shown in the respective tables further below. Select behaviour goals (“HOW” dimension) are set in relation to both CEO and the EVPs and assessed on an individual basis. The total score representing the assessment of the results is shown below for the respective CEC member. The assessment of individual behaviour goals is not disclosed. “HOW” dimension - behaviour goals Demonstrate accountability, visibility, and engagement for safety, security and compliance Build trust in Equinor Transform own organisation to deliver on our common purpose and become a leading company in the energy transition Develop strong and diverse succession pipeline The performance results of each member of the CEC with respect to the delivery KPIs and behaviour goals set for such member are set forth further, together with the resulting AVP award level. 1) Only apply to the CEO and staffs EVPs Contents Preamble Key developments in remuneration - 2025 Remuneration and share ownership of the board of directors and corporate assembly Remuneration and share ownership of the CEC Remuneration and company performance for 2021-2025 Statement by the board of directors on the remuneration report Independent auditor’s assurance report 26 Equinor 2025 Remuneration report Anders Opedal (CEO) "WHAT" dimension - corporate delivery KPIs for CEO 3.5 "HOW" dimension - behaviour goals 4.3 Demonstrate accountability, visibility, and engagement for safety, security and compliance Build trust in Equinor Transform the organisation to deliver on our common purpose and become a leading company in the energy transition Develop strong and diverse succession pipeline Total performance assessment for AVP 3.9 AVP award pre company performance modifier 19.5% Performance AVP award Award outcome AVP % Reduction for threshold USD thousands AVP target 12.5% Annual base salary, USD thousands 1,282 Award based on performance evaluation 19.50% 0% 250 Adjustment for company modifier 117% 17% 42 Annual AVP award 292 The performance assessment included the following holistic considerations, which have influenced the overall score: Corporate delivery KPIs: Ref comments to separate table above on corporate delivery KPIs Irene Rummelhoff (EVP MMP) "WHAT" dimension - corporate delivery KPIs for EVPs with business area responsibilities 4.1 "WHAT" dimension - business area delivery KPIs 3.0 Performance Target Achievements Assessment Production efficiency ≥ 92 89.50% 2.6 Accessed storage volume additions (Mton) 3.6 3.1 3.3 Adjusted operating income (USD bn) 1,600 1,563 3.0 "HOW" dimension - behaviour goals 4.0 Demonstrate accountability, visibility, and engagement for safety, security and compliance Build trust in Equinor Transform the organisation to deliver on our common purpose and become a leading company in the energy transition Develop strong and diverse succession pipeline Total performance assessment for AVP 3.7 AVP award pre company performance modifier 18.50% AVP award Award outcome AVP % Reduction for threshold USD thousands AVP target 12.50% Annual base salary, USD thousands 561 Award based on performance evaluation 18.50% 0% 104 Adjustment for company modifier 117% 17% 18 Annual AVP award 121 The performance assessment included the following holistic considerations, which have influenced the overall score: Corporate delivery KPIs: Ref comments to separate table above on corporate delivery KPIs BA-specific KPIs: The final scores for the following KPIs have been adjusted from actual score through the CEO`s holistic assessment of the performance: Accessed storage volume additions (Mton): Increased score to reflect a right result given a different market development. Adjusted operating income (USD bn): Small increase in score to indicate a good result towards a considerable stretch target. Contents Preamble Key developments in remuneration - 2025 Remuneration and share ownership of the board of directors and corporate assembly Remuneration and share ownership of the CEC Remuneration and company performance for 2021-2025 Statement by the board of directors on the remuneration report Independent auditor’s assurance report 27 Equinor 2025 Remuneration report Jannicke Nilsson (EVP SSU) "WHAT" dimension - corporate delivery KPIs for staffs EVPs 3.5 "HOW" dimension - behaviour goals 4.0 Demonstrate accountability, visibility, and engagement for safety, security and compliance Build trust in Equinor Transform the organisation to deliver on our common purpose and become a leading company in the energy transition Develop strong and diverse succession pipeline Total performance assessment for AVP 3.8 AVP award pre company performance modifier 18.5% Performance AVP award Award outcome AVP % Reduction for threshold USD thousands AVP target 12.5% Annual base salary, USD thousands 436 Award based on performance evaluation 18.5% 0% 81 Adjustment for company modifier 117% 17% 14 Annual AVP award 94 The performance assessment included the following holistic considerations, which have influenced the overall score: Corporate delivery KPIs: Ref comments to separate table above on corporate delivery KPIs Helge Haugane (EVP PWR) "WHAT" dimension - corporate delivery KPIs for EVPs with business area responsibilities 3.5 "HOW" dimension - behaviour goals 3.8 Total performance assessment for AVP 3.6 AVP award pre company performance modifier 17.50% Performance AVP award Award outcome AVP % Reduction for threshold USD thousands AVP target 12.5% Annual base salary, USD thousands 490 Award based on performance evaluation 17.5% 0% 86 Adjustment for company modifier 117% 17% 15 Annual AVP award 100 The performance assessment included the following holistic considerations, which have influenced the overall score: Due to short time in role (4 months) and having been EVP for two different business areas (Renewables and Power), BA specific KPIs were not made applicable. Score is based on corporate KPIs and a discretionary assessment of deliveries on behaviour goals in the context of stepping into the role as EVP and launching an new business area. Contents Preamble Key developments in remuneration - 2025 Remuneration and share ownership of the board of directors and corporate assembly Remuneration and share ownership of the CEC Remuneration and company performance for 2021-2025 Statement by the board of directors on the remuneration report Independent auditor’s assurance report 28 Equinor 2025 Remuneration report

Contents | Preamble | Key developments in remuneration - 2025 | Remuneration and share ownership of the board of directors and corporate assembly | Remuneration and share ownership of the CEC | Remuneration and company performance for 2021-2025 | Statement by the board of directors on the remuneration report | Independent auditor's assurance report

Kjetil Hove (EVP EPN)

Performance

	Target	Achievements	Assessment
"WHAT" dimension - corporate delivery KPIs for EVPs with business area responsibilities			**4.1**
"WHAT" dimension - business area delivery KPIs			**3.2**
Production (kboe/d)	1,415	1,410	3.5
Unit Production Cost (nominal USD/boe)	< 5.8	6	3.0
Break-even price project portfolio (USD/bbl real 2024)	< 40	41	3.0
"HOW" dimension - behaviour goals			**4.3**
Demonstrate accountability, visibility, and engagement for safety, security and compliance			
Build trust in Equinor			
Transform the organisation to deliver on our common purpose and become a leading company in the energy transition			
Develop strong and diverse succession pipeline			
Total performance assessment for AVP			**4.0**
AVP award pre company performance modifier			**20%**

AVP award		Award outcome AVP %	Reduction for threshold	USD thousands
AVP target	12.5%			
Annual base salary, USD thousands	648			
Award based on performance evaluation		20%	0%	130
Adjustment for company modifier	117%	17%		22
Annual AVP award				**152**

The performance assessment included the following holistic considerations, which have influenced the overall score:

Corporate delivery KPIs: Ref comments to separate table above on corporate delivery KPIs

BA-specific KPIs: The final scores for the following KPIs have been adjusted from actual score through the CEO's holistic assessment of the performance:

Production (kboe/d: Increased score due to delivery close to a target set to be ambitious.
Unit Production Cost (nominal USD/boe): Increased score to better reflect what is a a good delivery on cost focus through 2025.
Break-even price project portfolio (USD/bbl real 2024): Increased score to better reflect a delivery close to target and to level out this result between EPN, EPI and PDP.

Siv Helen Rygh Torstensen (EVP LEG)

Performance

"WHAT" dimension - corporate delivery KPIs for staffs EVPs	**3.5**
"HOW" dimension - behaviour goals	**3.8**
Demonstrate accountability, visibility, and engagement for safety, security and compliance	
Build trust in Equinor	
Transform the organisation to deliver on our common purpose and become a leading company in the energy transition	
Develop strong and diverse succession pipeline	
Total performance assessment for AVP	**3.7**
AVP award pre company performance modifier	**18%**

AVP award		Award outcome AVP %	Reduction for threshold	USD thousands
AVP target	12.5%			
Annual base salary, USD thousands	385			
Award based on performance evaluation		18%	0%	69
Adjustment for company modifier	117%	17 %		12
Annual AVP award				**81**

The performance assessment included the following holistic considerations, which have influenced the overall score:

Corporate delivery KPIs: Ref comments to separate table above on corporate delivery KPIs

29 Equinor 2025 Remuneration report

Contents | Preamble | Key developments in remuneration - 2025 | Remuneration and share ownership of the board of directors and corporate assembly | Remuneration and share ownership of the CEC | Remuneration and company performance for 2021-2025 | Statement by the board of directors on the remuneration report | Independent auditor's assurance report

Geir Tungesvik (EVP PDP)

Performance

	Target	Achievements	Assessment
"WHAT" dimension - corporate delivery KPIs for EVPs with business area responsibilities			**4.1**
"WHAT" dimension - business area delivery KPIs			**2.8**
Cost per well (USD mill)	≤ 51	52	3.5
Break-even project portfolio (USD/bbl real 2024)	< 40	41	3.0
Estimate development DG3-DG4 (changes)	≤ 0%	9%	2.0
"HOW" dimension - behaviour goals			**3.7**
Demonstrate accountability, visibility, and engagement for safety, security and compliance			
Build trust in Equinor			
Transform the organisation to deliver on our common purpose and become a leading company in the energy transition			
Develop strong and diverse succession pipeline			
Total performance assessment for AVP			**3.6**
AVP award pre company performance modifier			**17.5%**

AVP award		Award outcome AVP %	Reduction for threshold	USD thousands
AVP target	12.5%			
Annual base salary, USD thousands	495			
Award based on performance evaluation		17.5%	0%	87
Adjustment for company modifier	117%	17%		15
Annual AVP award				**101**

The performance assessment included the following holistic considerations, which have influenced the overall score:

Corporate delivery KPIs: Ref comments to separate table above on corporate delivery KPIs

BA-specific KPIs: The final scores for the following KPIs have been adjusted from actual score through the CEO's holistic assessment of the performance:

Break-even price project portfolio (USD/bbl real 2024): Increased score to better reflect a delivery close to target and to level out this result between EPN, EPI and PDP.
Cost per well (USD mill): Score increased to reflect good close to target result and stable average cost despite instances of equipment failure and some extraordinary costly wells.

Torgrim Reitan (CFO)

Performance

"WHAT" dimension - corporate delivery KPIs for staffs EVPs	**3.5**
"HOW" dimension - behaviour goals	**3.8**
Demonstrate accountability, visibility, and engagement for safety, security and compliance	
Build trust in Equinor	
Transform the organisation to deliver on our common purpose and become a leading company in the energy transition	
Develop strong and diverse succession pipeline	
Total performance assessment for AVP	**3.7**
AVP award pre company performance modifier	**18%**

AVP award		Award outcome AVP %	Reduction for threshold	USD thousands
AVP target	12.5%			
Annual base salary, USD thousands	598			
Award based on performance evaluation		18%	0%	108
Adjustment for company modifier	117%	17 %		18
Annual AVP award				**126**

The performance assessment included the following holistic considerations, which have influenced the overall score:

Corporate delivery KPIs: Ref comments to separate table above on corporate delivery KPIs

30 Equinor 2025 Remuneration report

Contents | Preamble | Key developments in remuneration - 2025 | Remuneration and share ownership of the board of directors and corporate assembly | Remuneration and share ownership of the CEC | Remuneration and company performance for 2021-2025 | Statement by the board of directors on the remuneration report | Independent auditor's assurance report

Aksel Stenerud (EVP PO)

Performance

"WHAT" dimension - corporate delivery KPIs for staffs EVPs	**3.5**
"HOW" dimension - behaviour goals	**3.9**
Demonstrate accountability, visibility, and engagement for safety, security and compliance	
Build trust in Equinor	
Transform the organisation to deliver on our common purpose and become a leading company in the energy transition	
Develop strong and diverse succession pipeline	
Total performance assessment for AVP	**3.7**
AVP award pre company performance modifier	**18%**

AVP award		Award outcome AVP %	Reduction for threshold	USD thousands
AVP target	12.5%			
Annual base salary, USD thousands	393			
Award based on performance evaluation		18%	0%	71
Adjustment for company modifier	117%	17 %		12
Annual AVP award				**83**

The performance assessment included the following holistic considerations, which have influenced the overall score:

Corporate delivery KPIs: Ref comments to separate table above on corporate delivery KPIs

Hege Skryseth (EVP TDI)

Performance

	Target	Achievements	Assessment
"WHAT" dimension - corporate delivery KPIs for EVPs with business area responsibilities			**4.1**
"WHAT" dimension - business area delivery KPIs			**3.2**
High Impact Technology Implementation (HITI) - Tier 1 Implementation (value and implementation %, EPN)	90%	128%	3.5
IT investment and R&D	< 0 %	(0.8%)	3.1
IT Opex (cost development %)	< 0 %	(2.4%)	3.1
"HOW" dimension - behaviour goals			**3.9**
Demonstrate accountability, visibility, and engagement for safety, security and compliance			
Build trust in Equinor			
Transform the organisation to deliver on our common purpose and become a leading company in the energy transition			
Develop strong and diverse succession pipeline			
Total performance assessment for AVP			**3.8**
AVP award pre company performance modifier			**18.5%**

AVP award		Award outcome AVP %	Reduction for threshold	USD thousands
AVP target	12.5%			
Annual base salary, USD thousands	511			
Award based on performance evaluation		18.50%	0%	94
Adjustment for company modifier	117%	17%		16
Annual AVP award				**111**

The performance assessment included the following holistic considerations, which have influenced the overall score:

Corporate delivery KPIs: Ref comments to separate table above on corporate delivery KPIs

BA-specific KPIs: The final scores for the following KPIs have been adjusted from actual score through the CEO's holistic assessment of the performance:

31 Equinor 2025 Remuneration report

Contents | Preamble | Key developments in remuneration - 2025 | Remuneration and share ownership of the board of directors and corporate assembly | Remuneration and share ownership of the CEC | Remuneration and company performance for 2021-2025 | Statement by the board of directors on the remuneration report | Independent auditor's assurance report

Jannik Lindbæk (EVP COM)

Performance

"WHAT" dimension - corporate delivery KPIs for staffs EVPs	**3.5**
"HOW" dimension - behaviour goals	**3.9**
Demonstrate accountability, visibility, and engagement for safety, security and compliance	
Build trust in Equinor	
Transform the organisation to deliver on our common purpose and become a leading company in the energy transition	
Develop strong and diverse succession pipeline	
Total performance assessment for AVP	**3.7**
AVP award pre company performance modifier	**18%**

AVP award		Award outcome AVP %	Reduction for threshold	USD thousands
AVP target	12.5%			
Annual base salary, USD thousands	376			
Award based on performance evaluation		18%	0%	68
Adjustment for company modifier	117%	17 %		12
Annual AVP award				**79**

The performance assessment included the following holistic considerations, which have influenced the overall score:

Corporate delivery KPIs: Ref comments to separate table above on corporate delivery KPIs

Philippe François Mathieu (EVP EPI)

Performance

	Target	Achievements	Assessment
"WHAT" dimension - corporate delivery KPIs for EVPs with business area responsibilities			**4.1**
"WHAT" dimension - business area delivery KPIs			**2.9**
Production (kboe/d)	745	727	3.0
Unit Production Cost (nominal USD/boe)	< 7.6	7.8	2.6
Break-even project portfolio (USD/bbl real 2024)	< 40	41	3.0
"HOW" dimension - behaviour goals			**3.9**
Demonstrate accountability, visibility, and engagement for safety, security and compliance			
Build trust in Equinor			
Transform the organisation to deliver on our common purpose and become a leading company in the energy transition			
Develop strong and diverse succession pipeline			
Total performance assessment for AVP			**3.7**
AVP award pre company performance modifier			**18%**

AVP award		Award outcome AVP %	Reduction for threshold	USD thousands
AVP target	12.5%			
Annual base salary, USD thousands	536			
Award based on performance evaluation		18%	0%	97
Adjustment for company modifier	117%	17%		16
Annual AVP award				**113**

The performance assessment included the following holistic considerations, which have influenced the overall score:

Corporate delivery KPIs: Ref comments to separate table above on corporate delivery KPIs

BA-specific KPIs: The final scores for the following KPIs have been adjusted from actual score through the CEO's holistic assessment of the performance:

Break-even project portfolio (USD/bbl real 2024): Increased score to better reflect a delivery close to target and to level out this result between EPN, EPI and PDP.
Production (kboe/d): Increased score to reflect neutrality in performance as both actual and planned portfolio changes influenced achievement.

32 Equinor 2025 Remuneration report

Contents | Preamble | Key developments in remuneration - 2025 | Remuneration and share ownership of the board of directors and corporate assembly | Remuneration and share ownership of the CEC | Remuneration and company performance for 2021-2025 | Statement by the board of directors on the remuneration report | Independent auditor's assurance report

Jens Olaf Økland (Acting EVP REN)

Performance

"WHAT" dimension - corporate delivery KPIs for EVPs with business area responsibilities			**4.1**
"WHAT" dimension - business area delivery KPIs			**2.8**
	Target	**Achievements**	**Assessment**
REN power production (TWh)	> 4.4 TWh	3.7	2
Adjusted operating income (USD bn)	(350)	(214)	4
REN equity return - offshore wind projects in execution (%)	> 2024	0,9% negative development	2.4
"HOW" dimension - behaviour goals			**3.8**
Demonstrate accountability, visibility, and engagement for safety, security and compliance			
Build trust in Equinor			
Transform the organisation to deliver on our common purpose and become a leading company in the energy transition			
Develop strong and diverse succession pipeline			
Total performance assessment for AVP			**3.6**
AVP award pre company performance modifier			**17.5%**

AVP award		**Award outcome AVP %**	**Reduction for threshold**	**USD thousands**
AVP target	12.5%			
Annual base salary, USD thousands	399			
Award based on performance evaluation		17.5%	0%	70
Adjustment for company modifier	117%	17%		12
Annual AVP award				**82**

The performance assessment included the following holistic considerations, which have influenced the overall score:

Corporate delivery KPIs: Ref comments to separate table above on corporate delivery KPIs

BA-specific KPIs: The final scores for the following KPIs have been adjusted from actual score through the CEO's holistic assessment of the performance:

Adjusted operating income (USD bn): Increased score to reflect that while the final delivery is off target, the achieved cost reduction on 2024 is significant.


TROLL A
31/6 EQUINOR

33 Equinor 2025 Remuneration report

Contents | Preamble | Key developments in remuneration - 2025 | Remuneration and share ownership of the board of directors and corporate assembly | Remuneration and share ownership of the CEC | Remuneration and company performance for 2021-2025 | Statement by the board of directors on the remuneration report | Independent auditor's assurance report

4.5 Key performance indicators and behaviour goals forming the basis for AVP for the CEC in 2026

The business delivery dimension ("WHAT") for the variable remuneration (performance year 2026) for the CEC members will be based on an assessment against the following common corporate KPIs:

- Serious incident frequency (SIF): better than 0.28
- CO_2 intensity for the upstream portfolio: 6.3 kg CO_2/boe or better
- Unit production cost (UPC)[4]: better than 5.9 USD/boe
- Equity return - Transition projects in execution: better than 2025 results
- Relative total shareholder return (TSR): Ranked better than average
- Relative return on average capital employed (RoACE): Ranked in first quartile among peers

For EVPs with business area responsibilities, the assessment of the business delivery dimension will in addition be made against the following KPIs in the table to the right.

The behaviour dimension ("HOW") will be based on an individual assessment against the following goals:

- Demonstrate accountability, visibility, and engagement for safety, security and compliance
- Build trust in Equinor, both internally and externally
- Transform Equinor to be competitive, deliver on our common purpose and become a leading company in the energy transition
- Develop strong and diverse succession pipeline

Business area	KPI	Unit	Target
EPN	Production	mboe/d	1,450
	Unit production cost (UPC)	Nominal USD/boe	5.95
	Break-even project portfolio	USD/bbl real 2025	40
EPI	Production	mboe/d	760
	Unit Production Cost (UPC)	Nominal USD/boe	5.7
	Break-even project portfolio	USD/bbl real 2025	40
MMP	Production efficiency	%	94
	Fixed operating and administrative expenses	USD bn	1.14
	Adjusted operating income	USD bn	not disclosed[5]
PWR	Renewable power production	TWh	not disclosed[5]
	Adjusted operating income	USD bn	not disclosed[5]
	Renewable equity return - PWR projects in execution	%	> 2025
PDP	Cost per well: EPN / EPI	USD mill	48 / 203
	Break-even project portfolio	USD/bbl real 2025	40
	Estimate development DG3-DG4 (changes)	%	0
TDI	High Impact Technology Implementation (HITI) - Tier 1 Implementation (value and implementation %, EPN)	%	90
	IT investment and R&D (cost development %)	%	0
	IT Opex (cost development %)	%	0

4) Only applies to the CEO and staffs EVPs. 5) Not disclosed due to commercial sensitivity



34 Equinor 2025 Remuneration report

Contents | Preamble | Key developments in remuneration - 2025 | Remuneration and share ownership of the board of directors and corporate assembly | Remuneration and share ownership of the CEC | Remuneration and company performance for 2021-2025 | Statement by the board of directors on the remuneration report | Independent auditor's assurance report

5 Remuneration and company performance for 2021-2025

5.1 Comparative tables over the remuneration and company performance compared to the last five reported financial years

Table 5 - Comparative table over the remuneration and company performance over the last five reported financial years (RFY)

Executive remuneration for 2021-2025
All amounts in USD

Remuneration	2021		2022		2023		2024		2025	
Anders Opedal, CEO										
Total remuneration and % change vs previous year	2,055,023	152.43%	2,042,382	(0.62%)	1,963,097	(3.88%)	2,050,020	4.43%	2,213,337	7.97%
Base salary % increase in annual salary review and on other adjustments	3.50%	–	4.90%	–	5.00%	–	5.50%	–	4.80%	–
AVP % pre and post threshold and company performance modifier	30.00%	45.00%	30.00%	39.90%	34.00%	39.78%	21.00%	21.00%	19.50%	22.82%
LTI % pre and post threshold	30.00%	15.00%	30.00%	30.00%	30.00%	30.00%	25.00%	25.00%	25.00%	25.00%
Irene Rummelhoff, EVP MMP										
Total remuneration and % change vs previous year	923,578	35.55%	960,784	4.03%	873,398	(9.10%)	936,109	7.18%	997,268	6.53%
Base salary % increase in annual salary review and on other adjustments	3.00%	5.40%	4.90%	–	7.70%	–	6.40%	–	5.00%	–
AVP % pre and post threshold and company performance modifier	28.00%	42.00%	33.00%	43.89%	29.00%	33.93%	21.00%	21.00%	18.50%	21.65%
LTI % pre and post threshold	25.00%	12.50%	25.00%	25.00%	25.00%	25.00%	25.00%	25.00%	25.00%	25.00%
Jannicke Nilsson, EVP SSU										
Total remuneration and % change vs previous year	829,810	33.05%	844,012	1.71%	790,367	(6.36%)	842,158	6.55%	850,536	0.99%
Base salary % increase in annual salary review and on other adjustments	3.00%	5.40%	4.50%	–	5.00%	–	4.10%	–	4.00%	–
AVP % pre and post threshold and company performance modifier	27.00%	40.50%	28.00%	37.24%	30.00%	35.10%	19.00%	19.00%	18.50%	21.65%
LTI % pre and post threshold	25.00%	12.50%	25.00%	25.00%	25.00%	25.00%	25.00%	25.00%	25.00%	25.00%

35 Equinor 2025 Remuneration report

Contents | Preamble | Key developments in remuneration - 2025 | Remuneration and share ownership of the board of directors and corporate assembly | Remuneration and share ownership of the CEC | Remuneration and company performance for 2021-2025 | Statement by the board of directors on the remuneration report | Independent auditor's assurance report

Remuneration	2021		2022		2023		2024		2025	
Kjetil Hove, EVP EPN										
Total remuneration and % change vs previous year	1,004,283	–	1,055,271	5.08%	1,004,604	(4.80%)	1,073,459	6.85 %	1,179,991	9.92%
Base salary % increase in annual salary review and on other adjustments	–	–	5.05%	–	8.30%	–	7.20%	–	6.50%	–
AVP % pre and post threshold and company performance modifier	32.00%	48.00%	30.00%	39.90%	31.00%	36.27%	20.00%	20.00 %	20.00%	23.40%
LTI % pre and post threshold	25.00	12.50	25.00%	25.00%	25.00%	25.00%	25.00%	25.00 %	25.00%	25.00%
Torgrim Reitan, EVP CFO										
Total remuneration and % change vs previous year	–		1,027,357	–	935,718	(8.92%)	975,906	4.29 %	1,065,352	9.17%
Base salary % increase in annual salary review and on other adjustments	–	–	–	–	6.50%	–	6.40%	–	5.00%	–
AVP % pre and post threshold and company performance modifier	–	–	30.00%	39.90%	30.00%	35.10%	20.00%	20.00 %	18.00%	21.06%
LTI % pre and post threshold	–	–	25.00%	25.00%	25.00%	25.00%	25.00%	25.00 %	25.00%	25.00%
Siv Helen Rygh Torstensen, EVP LEG										
Total remuneration and % change vs previous year	645,511	–	691,436	7.11%	669,609	(3.16%)	656,372	(1.98)%	696,021	6.04%
Base salary % increase in annual salary review and on other adjustments	–	–	4.90%	–	5.30%	–	4.75%	–	4.80%	–
AVP % pre and post threshold and company performance modifier	27.00%	40.50%	28.00%	37.24%	32.00%	37.44%	20.00%	20.00 %	18.00%	21.06%
LTI % pre and post threshold	25.00	12.50	25.00%	25.00%	25.00%	25.00%	25.00%	25.00 %	25.00%	25.00%
Geir Tungesvik, EVP PDP										
Total remuneration and % change vs previous year	–	–	806,131	–	794,266	(1.47%)	807,672	1.69 %	964,786	19.45%
Base salary % increase in annual salary review and on other adjustments	–	–	–	–	5.60%	–	6.15%	–	5.00%	–
AVP % pre and post threshold and company performance modifier	–	–	27.00%	35.91%	31.00%	36.27%	18.00%	18.00 %	17.50%	20.48%
LTI % pre and post threshold	–	–	25.00%	25.00%	25.00%	25.00%	25.00%	25.00 %	25.00%	25.00%
Hege Skryseth, EVP TDI										
Total remuneration and % change vs previous year	–	–	1,262,536	–	730,784	(42.12%)	754,464	3.24 %	810,135	7.38%
Base salary % increase in annual salary review and on other adjustments	–	–	–	–	5.60%	–	6.55%	–	5.00%	–
AVP % pre and post threshold and company performance modifier	–	–	28.00%	37.24%	31.00%	36.27%	20.00%	20.00 %	18.50%	21.65%
LTI % pre and post threshold	–	–	25.00%	25.00%	25.00%	25.00%	25.00%	25.00 %	25.00%	25.00%

36 Equinor 2025 Remuneration report

Contents | Preamble | Key developments in remuneration - 2025 | Remuneration and share ownership of the board of directors and corporate assembly | Remuneration and share ownership of the CEC | Remuneration and company performance for 2021-2025 | Statement by the board of directors on the remuneration report | Independent auditor's assurance report

Remuneration	2021		2022		2023		2024		2025	
Aksel Stenerud, EVP PO										
Total remuneration and % change vs previous year	–	–	686,387	–	639,089	(6.89%)	661,496	3.51%	718,827	8.67%
Base salary % increase in annual salary review and on other adjustments	–	–	–	–	5.60%	–	6.40%	–	5.00%	–
AVP % pre and post threshold and company performance modifier	–	–	28.00%	37.24%	30.00%	35.10%	20.00%	20.00%	18.00%	21.06%
LTI % pre and post threshold	–	–	25.00	25.00	25.00%	25.00%	25.00%	25.00%	25.00%	25.00%
Jannik Lindbæk, EVP COM										
Total remuneration and % change vs previous year	–	–	650,737	–	622,577	(4.33%)	653,546	4.97%	684,325	4.71%
Base salary % increase in annual salary review and on other adjustments	–	–	–	–	5.30%	–	4.75%	–	4.00%	–
AVP % pre and post threshold and company performance modifier	–	–	28.00%	37.24%	29.00%	33.93%	19.00%	19.00%	18.00%	21.06%
LTI % pre and post threshold	–	–	25.00	25.00	25.00%	25.00%	25.00%	25.00%	25.00%	25.00%
Philippe François Mathieu, EVP EPI										
Total remuneration and % change vs previous year	–	–	–	–	882,932	–	924,217	4.68%	1,042,786	12.83%
Base salary % increase in annual salary review and on other adjustments	–	–	–	–	–	–	7.20%	–	6.00%	–
AVP % pre and post threshold and company performance modifier	–	–	–	–	33.00%	38.61%	18.00%	18.00%	18.00%	21.06%
LTI % pre and post threshold	–	–	–	–	25.00%	25.00%	25.00%	25.00%	25.00%	25.00%
Jens Olaf Økland, Acting EVP REN										
Total remuneration and % change vs previous year	–	–	–	–	–	–	675,830	–	723,666	7.08%
Base salary % increase in annual salary review and on other adjustments	–	–	–	–	–	–	–	–	–	–
AVP % pre and post threshold and company performance modifier	–	–	–	–	–	–	18.00%	18.00%	17.50%	20.48%
LTI % pre and post threshold	–	–	–	–	–	–	25.00%	25.00%	25.00%	25.00%
Helge Haugane, Acting EVP REN, EVP PWR	–	–	–	–	–	–	–	–	–	–

Notes to the table "Executive remuneration for 2021-2025":
- Values are annualized with respect to employees who served on the CEC for less than the full calendar year

37 Equinor 2025 Remuneration report

Contents | Preamble | Key developments in remuneration - 2025 | Remuneration and share ownership of the board of directors and corporate assembly | Remuneration and share ownership of the CEC | Remuneration and company performance for 2021-2025 | Statement by the board of directors on the remuneration report | Independent auditor's assurance report

Employee remuneration and company performance 2021-2025

	2021		2022		2023		2024		2025	
Company performance - effect on AVP and LTI	**AVP**	**LTI**	**AVP**	**LTI**	**AVP**	**LTI**	**AVP**	**LTI**	**AVP**	**LTI**
Threshold	–	50% reduct.	–	–	–	–	–	–	–	–
Company performance modifier	150%	–	133%	–	117%	–	100%	–	117%	–

All amounts in USD

Average remuneration on a full-time equivalent basis of employees	2021		2022		2023		2024		2025	
Equinor ASA										
Average base salary and % change vs previous year, based on USD amounts	95,893	11.20%	88,923	(7.27%)	84,568	(4.90%)	87,760	3.77%	93,821	6.91%
Change in average base salary vs previous year, based on NOK amounts	–	2.00%	–	3.40%	–	4.82%	–	5.53%	–	3.40%
Average total remuneration and % change vs previous year, based on USD amounts	135,597	17.80%	144,868	6.84%	135,611	(6.39%)	137,243	1.20%	145,586	6.19%
Change in average total remuneration vs previous year, based on NOK amounts	–	8.10%	–	19,2%	–	3.17%	–	2.91%	–	2.70%
General salary increase frame	–	3.50%	–	4.90%	–	5.60%	–	6.00%	–	4.60%
General bonus %	–	10.50%	–	9.30%	–	8.00%	–	7.00%	–	7.00%
AVP % range from manager to SVP pre and post company performance modifier and threshold	11.25% - 17.5%	16.88% - 26.25%	11.25% - 17.5%	14.96 %- 23.28 %	11.25% - 17.5%	13.16 % - 20.48 %	11.25% - 17.5%	11.25% - 17.5%	11.25% - 17.5%	13.16 % - 20.48 %

Notes to the table "Average remuneration on a full-time equivalent basis of employees":
- The scope includes permanent employees of Equinor ASA, both in full- and part-time positions, excluding those on unpaid leave.
- Only full working months are included for cases where an employee joins or ends employment in the course of a month.
- Offshore workers with 2-4 schedule reported as FTE 100%
- Annual salary increase in USD is affected by the USD/NOK exchange rate
- Bonus and holiday pay are included for the year of accrual
- Pension is included in total remuneration
- The general bonus is payable to all permanent employees of Equinor ASA who do not participate in other short-term incentive plans, such as the AVP

38 Equinor 2025 Remuneration report

Contents | Preamble | Key developments in remuneration - 2025 | Remuneration and share ownership of the board of directors and corporate assembly | Remuneration and share ownership of the CEC | Remuneration and company performance for 2021-2025 | Statement by the board of directors on the remuneration report | Independent auditor's assurance report

6 Statement by the board of directors on the remuneration report

The BoD has today considered and approved the remuneration report of Equinor for the financial year 1 January - 31 December 2025.

The remuneration report has been prepared in accordance with Norwegian Public Limited Liability Companies Act, section 6-16b and regulation 2020-12-11-2730 and the Norwegian Accounting Act section 7-31b.

In our opinion, the remuneration report is in accordance with the remuneration policy adopted at the annual general meeting, and is free from material misstatement and omissions, whether due to fraud or error.

The remuneration report will be presented for an advisory vote at the annual general meeting on 12 May 2026.

16 March 2026

The Board of Directors of Equinor

Jon Erik Reinhardsen
Chair

Anne Drinkwater
Deputy chair

Finn Bjørn Ruyter

Haakon Bruun-Hanssen

Mikael Karlsson

Fernanda Lopes Larsen

Dawn Summers

Jarle Roth

Hilde Møllerstad

Frank Indreland Gundersen

Geir Leon Vadheim

39 Equinor 2025 Remuneration report

Contents | Preamble | Key developments in remuneration - 2025 | Remuneration and share ownership of the board of directors and corporate assembly | Remuneration and share ownership of the CEC | Remuneration and company performance for 2021-2025 | Statement by the board of directors on the remuneration report | Independent auditor's assurance report

7 Independent auditor´s assurance report

To the Annual Shareholders' Meeting of Equinor ASA

Independent auditor´s assurance report on remuneration report

Opinion
We have performed an assurance engagement to obtain reasonable assurance that Equinor ASA's report on salary and other remuneration to directors (the remuneration report) for the financial year ended 31 December 2025 has been prepared in accordance with section 6-16 b of the Norwegian Public Limited Liability Companies Act and the accompanying regulation.

In our opinion, the remuneration report has been prepared, in all material respects, in accordance with section 6-16 b of the Norwegian Public Limited Liability Companies Act and the accompanying regulation.

Board of directors' responsibilities
The board of directors is responsible for the preparation of the remuneration report and that it contains the information required in section 6-16 b of the Norwegian Public Limited Liability Companies Act and the accompanying regulation and for such internal control as the board of directors determines is necessary for the preparation of a remuneration report that is free from material misstatements, whether due to fraud or error.

Our independence and quality control
We are independent of the company in accordance with the requirements of the relevant laws and regulations in Norway and the International Ethics Standards Board for Accountants' International Code of Ethics for Professional Accountants (including International Independence Standards) (IESBA Code), and we have fulfilled our other ethical responsibilities in accordance with these requirements. The firm applies International Standard on Quality Management, which requires the firm to design, implement and operate a system of quality management including policies or procedures regarding compliance with ethical requirements, professional standards and applicable legal and regulatory requirements.

Auditor's responsibilities
Our responsibility is to express an opinion on whether the remuneration report contains the information required in section 6-16 b of the Norwegian Public Limited Liability Companies Act and the accompanying regulation and that the information in the remuneration report is free from material misstatements. We conducted our work in accordance with the International Standard for Assurance Engagements (ISAE) 3000 – "Assurance engagements other than audits or reviews of historical financial information".

We obtained an understanding of the remuneration policy approved by the general meeting. Our procedures included obtaining an understanding of the internal control relevant to the preparation of the remuneration report in order to design procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control. Further we performed procedures to ensure completeness and accuracy of the information provided in the remuneration report, including whether it contains the information required by the law and accompanying regulation. We believe that the evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Stavanger, 16 March 2026

ERNST & YOUNG AS

Tor Inge Skjellevik
State Authorised Public Accountant (Norway)

(This translation from Norwegian has been prepared for information purposes only.)

40 Equinor 2025 Remuneration report

Photos: Page 1 Einar Aslaksen Pages 1, 3, 4, 12, 14, 17, 24, 26, 34 Ole Jørgen Bratland Page 8 Torstein Lund Eik Pages 10, 33 Øyvind Gravås Equinor ASA Box 8500 NO-4035 Stavanger Norway Telephone:+47 51 99 00 00 www.equinor.com